EXHIBIT 99.1

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

This Intellectual Property Purchase Agreement (“Agreement”), dated as of August 4, 2014 (the “Effective Date”), is by and between Apptigo, Inc., a Nevada corporation (“Purchaser”), and Francisco Obarrio, a citizen and resident of Argentina (“Seller”).

RECITALS

WHEREAS, Seller is a computer programmer and has developed various computer application video games known as 6K, more specifically set forth and identified in Schedule A (the “Games”).

WHEREAS, it is Seller’s intention to assign and transfer to Purchaser all of Seller’s rights, title, and interest in and to the Games and other intellectual properties used and distributed as part of or in connection with the Games.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Purchase of Property. Subject to the terms and conditions herein, Seller sells, transfers, assigns, and delivers to Purchaser, and Purchaser purchases from Seller all right, title, and interest of Seller in and to the Games, the Game Materials, and Intellectual Property Rights (as defined below) associated with the Games.

2.         Purchase Price. Upon the transfer of all of Seller’s rights in the Games, and other Intellectual Property Rights associated with in the Games, Purchaser will issue 400,000 shares of common stock with a par value of $0.001 per share (the “Shares”) to Seller (“Purchase Price”). Prior to issuance of the Shares, Seller will provide Purchaser with standard representations and warranties evidencing compliance with Regulation S promulgated by the Securities and Exchange Commission. See Representation Form, attached hereto as Exhibit 1.

3.         Lock-Up, Leak-Out, and Sale Restrictions. Seller hereby agrees that:

a.         for a period of twelve (12) months from the Effective Date he shall not bargain, sell, transfer, assign, transfer or hypothecate, directly or indirectly, any of the Shares or any interest in the Shares. After the period of twelve (12) months from the Effective Date, Seller may begin selling the Shares at a rate not to exceed two thousand five hundred (2,500) Shares per trading day. This daily amount of Shares can only accumulate for a period of five (5) trading days to a maximum amount of 12,500 Shares. Seller shall not sell more than 12,500 Shares at a time.

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b.         any certificates evidencing his ownership in the Shares will contain the following legend restricting sale or transfer pursuant to this Agreement:

THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE ARE SUBJECT TO LOCK-UP AND LEAK-OUT PROVISIONS SET FORTH IN THE INTELLECTUAL PROPERTY AGREEMENT BETWEEN THE ISSUER AND FRANCISCO OBARRIO, DATED AUGUST 4, 2014, AND MAY ONLY BE SOLD IN ACCORDANCE WITH THAT AGREEMENT

c.         before depositing the Shares with a brokerage firm, Seller will obtain an acknowledgement from that brokerage firm that they understand the lock-up and leak-out provisions set forth in this Agreement and that they will strictly adhere to them. Additionally, Seller agrees that in order to obtain the removal of a legend he shall obtain the legal opinion of counsel for the Company.

4.         Transfer of Rights. In consideration of the Purchase Price, Seller agrees to assign and transfer and assign to the Purchaser by execution of this Agreement all right, title, and interest in and to the Games and any Intellectual Property Rights associated with the Games, and other software and materials related thereto (collectively, the “Games Material”), including any and all renewals and extensions of such Intellectual Property Rights that may be secured under the laws now or hereafter pertaining thereto in the United States or in any other country.

5.         Intellectual Property Rights. For any Intellectual Property Rights (as defined below) in the Games Material that are not assigned to the Purchaser by Paragraph 2, upon payment of the Purchase Price, Seller also hereby assigns and transfers to the Purchaser all right, title, and interest in and to its Intellectual Property Rights in the Games Material.

For purposes of this Agreement, “Intellectual Property Rights” means intellectual property rights, including the following (whether registered or unregistered) (i) any patent, patent application, copyright, copyright application, trade secret, trademark, trademark application, trade name, service mark, service mark application, confidential information, know-how, process, technology, development tool, ideas, concepts, design right, database right, methodology, algorithm or invention, (ii) any right to use or exploit any of the foregoing, and (iii) any other proprietary right, whether arising under the laws of the United States or any other country.

6.         Representations and Warranties. Seller represents and warrants the following:

A.	the Games assigned hereunder are Seller’s original work and Seller has the power and authority to assign its Intellectual Property Rights to the Games in accordance with this Agreement;

B.	Seller has no knowledge of any third party intellectual property infringement claims, lawsuits, or demands arising under or in connection with the Games or Games Material;

C.	The Games are free and clear of any claims or encumbrances of any kind and Seller do not infringe any patent, copyright or other property right or violate a trade secret of any person or entity;

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D.	Seller has the right, authority and power to enter into this Agreement;

E.	No third party consents, assignments or licenses are necessary to perform under this Agreement;

F.	Seller is not under any pre-existing obligation inconsistent with the terms of this instrument.

G.	Entering into this Agreement will not violate or conflict with or result in a breach of any terms, conditions, duties or obligations he has to any third party;

H.	Seller has not authorized any third party to use or granted any option to acquire any rights to or licenses to use the Games, nor covenanted or agreed with any third party not to sue or otherwise enforce any legal rights with respect to any of the Games.

I.	Seller has no obligations to any employer or employee (whether by law or by contract) that could in any way prohibit Seller from assigning the Games or Games Material to the Purchaser.

J.	No other person or party help developed the Games, or has any possible ownership interest in the Games, other than Seller.

K.	Seller did not develop the Games through any software, open source code, program or other technology that would restrict him from selling the Games or require him to pay any third-party for the right to sell the Games.

L.	Seller has not violated the Intellectual Property Rights of any third-party in the development and production of the Games.

M.	Seller agrees to immediately notify Purchaser in writing if any facts or circumstances arise that would make any of the representations in this Agreement inaccurate in any way.

N.	Seller has received copies of or had access to Purchaser’s filing with the SEC, Purchaser’s annual report on form 10-K for the year ended December 31, 2013, and each filing made by Purchaser with the SEC thereafter.

The above representations and warranties will survive the date of this instrument.

7.         Work Made for Hire. Seller agrees to assign and transfer to the Purchaser, all right, title, and interest, including any and all Intellectual Property Rights pertaining to the Games that are conceived, invented, developed, discovered by Seller in the performance of his duties on behalf of the Purchaser or that relate to the business of Purchaser or any of the products or services being developed. Seller acknowledges that Seller’s work and services on the Games are works done under the Purchaser’s direction and control and have been specially ordered or commissioned by Purchaser. To the extent the Developments are copyrightable subject matter, they will constitute “works made for hire” for Purchaser within the meaning of the Copyright Act of 1976, as amended, and will be the exclusive property of the Purchaser.

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8.         Event of Default and Indemnification. If Seller fails to comply with any provision of this Agreement (“Breach”), or if any of the representations and warranties set forth above prove to be false, this Agreement will, at Purchaser’s discretion, be considered null and void and Seller shall immediately return the full Purchase Price to Purchaser. If Seller Breaches hereunder or makes any false representation or warranty, Seller shall indemnify Purchaser from any legal or governmental action that results therefrom.

9.         Indemnification. Seller covenants and agrees to defend, indemnify and hold harmless Purchaser from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement; or (B) the failure of Seller to perform or observe fully any covenant, agreement or provision to be performed or observed by such party pursuant to this Agreement.

Seller will have thirty (30) days after receipt of the claim notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and Purchaser must cooperate with Seller in connection therewith; provided, that (A) the Seller permits Purchaser to participate in such settlement or defense through counsel chosen by the Seller (subject to the consent of the Seller, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Seller, and (B) the Seller shall not settle any indemnifiable claim without Purchaser’s consent. So long as Seller is vigorously contesting any such indemnifiable claim in good faith, Purchaser shall not pay or settle such claim without Seller’s consent, which consent shall not be unreasonably withheld.

If Seller does not notify Purchaser within thirty (30) days after receipt of the claim notice that it elects to undertake the defense of the indemnifiable claim described therein, Purchaser shall have the right to contest, settle, or compromise the indemnifiable claim in the exercise of its reasonable discretion; provided, that the Purchaser shall notify Seller of any compromise or settlement of any such indemnifiable claim. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

10.         Abandonment. Purchaser agrees that if, for whatever reason, it decides to abandon the Games, the Intellectual Property Rights to the Games will revert back to the Seller.

11.         Governing Laws. To the full extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, United States of America, excluding its conflicts of laws principles. To the fullest extent permitted by law and consistent with valid entry into a binding agreement, the controlling language of this Agreement is English and any translation Seller has received has been provided solely for Seller’s convenience. To the full extent permitted by law, the exclusive jurisdiction for any action relating to this Agreement shall be a federal or state court in Nevada, and the parties consent to such jurisdiction and waive and agree not to plead or claim that any such action or proceeding has been brought in an inconvenient forum.

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12.         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

13.         Cooperation Following the Execution. Following the execution of this Agreement, each party shall deliver to the other such further information and documents and shall execute and deliver to the other such further instruments and agreements as the other party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other party the benefits of this Agreement.

14.         Entire Agreement: This Agreement constitutes the entire Agreement between Seller and the Purchaser with respect to the subject matter hereof, and supersedes all oral or written communications or other agreements between the parties with respect to such subject matter hereof. No changes, supplements, addenda, or amendments to this Agreement shall be effective or enforceable unless agreed to by the parties in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[Remainder of Page Intentionally Left Blank]

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PURCHASER Apptigo Inc., By: /s/ David Steinberg Name: David Steinberg Title: President

SELLER
By: /s/ Francisco Obarrio Francisco Obarrio

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Schedule A

[The Games]

•	Prehistorik Olympics
•	Newton’s Apple
•	Social Trivia Chat
•	Social World

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